Exhibit 99.1

Catalyst Biosciences Announces Proposed Public Offering of Common Stock

SOUTH SAN FRANCISCO, Calif., January 26, 2021-- Catalyst Biosciences, Inc. (NASDAQ:CBIO), today announced that it is offering shares of its common stock in an underwritten public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. In addition, Catalyst expects to grant the underwriters of the offering a 30-day option to purchase up to an additional 15% of the number of shares of common stock offered in the public offering at the public offering price less the underwriting discounts and commissions. All of the shares in the offering are being offered by Catalyst.

Catalyst anticipates using the net proceeds from this offering for general corporate purposes including research, development and manufacturing activities in its hemophilia and complement programs, specifically MarzAA (FVIIa), CB 4332 (enhanced complement Factor I) and others, capital expenditures, selling, general and administrative costs, facilities expansion, and to meet working capital needs.

Piper, Sandler & Co., is acting as the sole lead active bookrunner and Raymond James & Associates, Inc. is acting as a bookrunner.

A “shelf” registration statement on Form S-3 (File No. 333-228970) relating to the public offering of the shares of common stock described above was previously filed with and declared effective by the Securities and Exchange Commission (SEC) on February 14, 2019. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus may also be obtained from Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at (800) 747-3924 or by email at prospectus@psc.com or Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by telephone at (800) 248-8863 or by e-mail at prospectus@raymondjames.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Catalyst Biosciences, the Protease Medicines company

Catalyst is a research and clinical development biopharmaceutical company focused on addressing unmet medical needs in rare disorders of the complement and coagulation systems. Our protease engineering platform has generated two late-stage clinical programs, including MarzAA, a subcutaneously (SQ) administered next-generation engineered coagulation Factor VIIa (FVIIa) for the treatment of episodic bleeding in subjects with rare bleeding disorders. Our complement pipeline includes a pre-clinical program partnered with Biogen for dry age-related macular degeneration, an improved complement factor I protease for SQ replacement therapy in patients with CFI deficiency and C4b-degraders designed to target disorders of the classical complement pathway as well as other complement programs in development.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements pertaining to Catalyst’s expectations regarding the intention to conduct an offering, and sale of securities, ability to complete the offering and expected use of proceeds described in this press release constitute forward-looking statements. All statements, other than statement of historical facts (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) are forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Catalyst makes, including, but not limited to, uncertainties associated with market conditions and the completion of the public offering on the anticipated terms or at all and other risks described in the “Risk Factors” sections of Catalyst’s most recent annual report filed with the SEC on February 20, 2020, quarterly report filed with the SEC on November 5, 2020, the prospectus supplement related to the public offering and in other filings with the SEC. Catalyst does not assume any obligation to update any forward-looking statements, except as required by law.

Contact:

Ana Kapor

Catalyst Biosciences, Inc.

investors@catbio.com